Exhibit 32.1
SECTION 1350 CERTIFICATION

I, Steven A. Cahillane, President and Chief Executive Officer, Kellanova, hereby certify, on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(1)the Annual Report on Form 10-K of Kellanova for the period ended December 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kellanova.

/s/ Steven A. Cahillane
Name: Steven A. Cahillane
Title: President and Chief Executive Officer

A signed copy of this original statement required by Section 906 has been provided to Kellanova and will be retained by Kellanova and furnished to the Securities and Exchange Commission or its staff on request.

Date: February 20, 2024